UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

SCHEDULE 14A

_____________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CYNGN INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 30, 2025

To the Stockholders of Cyngn Inc.:

You are invited to attend a Special Meeting of Stockholders of Cyngn Inc. which will be held at 12:00 p.m. Eastern Time at the offices of Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036, on Thursday January 30, 2025.

At the Special Meeting, you will be asked to act on the following matters:

1.      to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.00001 (the “Common Stock”) from 200,000,000 to 400,000,000 (the “Authorized Share Increase Proposal”);

2.      to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred fifty (1-for-150), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”);

3.      to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 23, 2024 (the “Issuance Proposal”);

4.      to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal (the “Adjournment Proposal”); and

5.      to consider and transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

Only holders of record of shares of our Common Stock at the close of business on December 2, 2024, are entitled to receive notice of and to vote at the Special Meeting or any postponements or adjournments of the meeting. The accompanying Proxy Statement contains details concerning the foregoing items, as well as information on how to vote your shares.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card you received in the mail, and the additional information in the accompanying Proxy Statement.

Dated: January 6, 2025	By Order of the Board of Directors of Cyngn Inc.
Sincerely,

Lior Tal
Chairman and Chief Executive Officer

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors as described in the reports we file with the Securities and Exchange Commission. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as may be required under applicable securities law.

i

CYNGN INC.

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 30, 2025

ii

1015 O’Brien Dr.
Menlo Park, CA 94025

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
JANUARY 30, 2025

This proxy statement contains information related to a Special Meeting of Stockholders of Cyngn Inc. which will be held at 12:00 p.m. Eastern Time at the offices of Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036, on Thursday, January 30, 2025, and any postponements or adjournments of the meeting. We first mailed these proxy materials to stockholders on or about January 7, 2025. In this proxy statement, “Company,” “Cyngn,” “we,” “us,” and “our” each refer to Cyngn Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our stockholders of record on December 2, 2024, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at a Special Meeting of stockholders to be held at the offices of Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. This proxy is being solicited by the Board, and the cost of solicitation of the proxies will be paid by Cyngn. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2025

This Proxy Statement and the enclosed proxy card, are available at www.cstproxy.com/cyngn/sm2024.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

•        At the Special Meeting.    To vote at the Special Meeting, attend the Special Meeting and follow the instructions.

•        By Internet.    To vote by proxy via the Internet, follow the instructions described on the proxy card.

•        By Telephone.    To vote by proxy via telephone within the United States and Canada, use the toll-free number on the proxy card.

•        By Mail.    To vote by mail, complete, sign, and date the proxy card and return it in the envelope provided.

Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy using one of the methods described above to ensure your vote is counted. You may still attend the Special Meeting and vote even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker or other nominee, you may vote using the following methods:

•        At the Special Meeting.    To vote at the Special Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker or other nominee, or contact them to request a proxy form.

•        By Internet.    You may vote through the Internet if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

•        By Telephone.    You may vote by telephone if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

•        By Mail.    If you received a proxy card and voting instructions from the broker or other nominee holding your shares rather than from us, follow the instructions on the proxy card.

What You Are Voting On

At the Special Meeting, there are four matters scheduled for a vote of the stockholders:

•        Authorized Share Increase.    Amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000;

•        Reverse Stock Split.    To grant discretionary authority to the Board to (i) amend our certificate of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred fifty (1-for-150), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”);

•        Issuance Proposal.    To authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 23, 2024; and

•        Adjournment Proposal.    To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal.

You may vote “For” or “Against” or abstain from voting. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Quorum and Required Votes

Only holders of record of shares of Cyngn’s Common Stock at the close of business on December 2, 2024, the record date, are entitled to vote at the Special Meeting or any postponements or adjournments of the meeting. As of the record date, Cyngn had 2,431,826 shares of Common Stock outstanding.

The presence at the meeting of one-third of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of Common Stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal Number	Description	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Increase in the number of authorized shares of Common Stock	Majority of votes cast	Not voted	Discretionary vote – brokers may vote
2	Reverse Stock Split	Majority of votes cast	Not voted	Discretionary vote – brokers may vote
3	Issuance Proposal	Majority of votes cast	Not voted	Not voted
4	Adjournment Proposal	Majority of votes cast	Not voted	Not voted

Recommendation of Board of Directors

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are as follows:

•        FOR the increase in the authorized Common Stock under Proposal 1;

•        FOR the reverse stock split under Proposal 2;

•        FOR the approval, for purposes of complying with Nasdaq listing rule 5635(d), of the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 23, 2024 under Proposal 3; and

•        FOR the approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal under Proposal 4.

The proxy holders will vote as recommended by the Board with respect to any other matter that properly comes before the Special Meeting, including any postponements or adjournments thereof. If the Board on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

Revocation of Proxies

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Cyngn either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and request to recast your vote. Attendance at the Special Meeting will not, by itself, revoke a previously granted proxy.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single copy of a notice and, if applicable, a proxy statement, to those security holders.

A single copy of the Notice and, if applicable, this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from these stockholders. Once you have received notice from your broker, or from us, that they will be “householding” communications to your address, “householding”

will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and Proxy Statement, please notify your broker and also notify us by sending your written request to: Cyngn Inc., 1015 O’Brien Dr., Menlo Park, CA 94025, Attention: Investor Relations or by calling Investor Relations at (650) 924-5905.

A stockholder who currently receives multiple copies of the Notice or Proxy Statement at its address and would like to request “householding” should also contact its broker and notify us using the contact information above.

Voting Procedures and Tabulation of Votes

Our inspector of election will tabulate votes cast by proxy or in person at the Special Meeting. We will also report the results in a current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Special Meeting.

PROPOSAL 1

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Introduction

Our Certificate of Incorporation, as amended and restated, currently authorizes the issuance of up to 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Board has approved an amendment to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 shares.

The proposed form of Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation to effect the increase in our authorized Common Stock is attached as Appendix A to this Proxy Statement.

Following the increase in authorized shares as contemplated in the Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock will be authorized. There will be no changes to the issued and outstanding shares of Common Stock or preferred stock as a result of the amendment.

Reasons for the Increase Certificate of Amendment

The Board has determined that the increase in our authorized shares of Common Stock is in the best interests of the Company and unanimously recommends approval by the stockholders. The Board believes that the availability of additional authorized shares of Common Stock is required for several reasons including, but not limited to, the additional flexibility to issue Common Stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

As of the Record Date 2,431,826 shares of our Common Stock were outstanding.

Our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future. If we issue additional shares of Common Stock or other securities convertible into shares of our Common Stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of Common Stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of Common Stock is not being proposed in response to any known threat to acquire control of the Company.

Current Plans, Proposals or Arrangements to Issue Shares of Common Stock

As of the Record Date, the Company had:

•        162,566 shares of Common Stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $96.90 per share;

•        2,358 shares of Common Stock issuable upon vesting of restricted stock unit awards;

•        91,902 shares of Common Stock reserved for future issuance under our 2021 Equity Incentive Plan; and

•        65,271 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock with a weighted-average exercise price of $285.29 per share.

The increase in the authorized common shares would also be necessary to allow for the issuance of shares of our Common Stock pursuant to the Offering described below in Proposal 3. If our stockholders approve the issuance of the Warrants and the adjustment provisions of the Warrants, the exercise of the Warrants (assuming exercise at a floor price of $0.322) could result in the issuance of up to an additional approximately 193 million shares of our Common Stock

In addition, following the approval and filing of the amendment, the Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of Common Stock, but no such plans are currently in existence and the Company has not begun any negotiations with any party related thereto. If we issue additional shares, the ownership interest of holders of our capital stock will be diluted.

Other than as set forth above, the Company has no current plans, proposals or arrangements to issue any of the additional authorized shares of Common Stock that would become available as a result of the filing of the Certificate of Amendment.

Effects of the Increase in Authorized Common Stock

Following the filing of the Certificate of Amendment with the Secretary of State of Delaware, we will have the authority to issue up to an additional 200,000,000 shares of Common Stock. These shares may be issued without stockholder approval at any time (except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange on which our securities may then be listed), in the sole discretion of the Board. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

The increase in our authorized Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of Common Stock or other securities convertible into shares of our Common Stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of Common Stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect.

The increase in our authorized Common Stock will not have any immediate dilutive effect or change the rights of current holders of our Common Stock.

Procedure for Implementing the Amendment

The increase in our authorized Common Stock will become effective upon the filing of the Certificate of Amendment or such later time as specified in the filing with the Secretary of State of Delaware. The timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Reservation of Right to Abandon Amendment to Increase Authorized Shares of Common Stock

The Board reserves the right to abandon the amendment of the Certificate of Incorporation to increase the number of authorized shares of our Common Stock at any time before the effectiveness of the filing with the Secretary of State of Delaware of the Certificate of Amendment, notwithstanding stockholder approval for the amendment. For example, if the Reverse Stock Split is implemented, the Board may choose to abandon the amendment, since the Reverse Stock Split would effectively increase the number of authorized shares available for future issuance.

Vote required

Approval of Proposal No. 1 requires the affirmative vote of majority of the votes cast on this proposal. “FOR” Abstentions are not considered votes cast and will have no effect on the outcome of Proposal No. 1.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 1.

PROPOSAL 2

AUTHORIZATION OF REVERSE STOCK SPLIT

The Board has approved an amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares (a “Reverse Stock Split”).

If approved by our stockholders, this proposal would permit (but not require) the Board to effect a Reverse Stock Split of the outstanding shares of our Common Stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred fifty (1-for-150), with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the Board may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our Common Stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of Delaware, or at the later time set forth in the amendment. The timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix B to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

Our Common Stock is currently listed for trading on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) requires that a company’s common stock have a closing bid price that is greater than or equal to $1.00 per share in order to continue to be listed on the Nasdaq Capital Market. If the closing bid price of a company’s common stock is below the minimum $1.00 per share required for continued listing by Nasdaq for thirty consecutive business days, Nasdaq will notify the company and allow the company an initial period of 180 calendar days to regain compliance. An additional 180-day cure period may also be available under certain circumstances.

We have in the past failed to comply the Minimum Bid Price Rule and on July 19, 2024 regained compliance with the Minimum Bid Price Rule. In addition, many companies see a drop in the per share price of their common stock after the completion of a capital raising transaction which places pressure on the stock price. In addition, the terms of the Offering described in Proposal 3 may require the issuance of a large number of shares of our Common Stock. Our stock price has in the past been, and may in the future be, volatile, and there can be no assurance that it will remain below or above the minimum bid price of $1.00 per share. We expect that we would implement a reverse stock split if needed in order to cause an increase in our stock price to regain compliance with the Minimum Bid Price Rule. If we were to implement a reverse stock split, reducing the number of outstanding shares of our Common Stock should, absent other factors, result in an increase in the per share market price of our Common Stock. However, there is no guarantee that implementing a reverse stock split will increase the price of our Common Stock sufficiently to regain and maintain compliance with the Minimum Bid Price Rule.

The Board believes that retaining our listing on The Nasdaq Capital Market is in the best interests of the Company and our stockholders and is crucial to stockholder value and liquidity and our long-term business prospects.

In addition, we believe that the reverse stock split could enhance our Common Stock’s appeal to the financial community, including institutional investors and the general investing public. We believe that many institutional investors and investment funds are reluctant to invest in lower-priced securities and that many brokerage firms may be reluctant to recommend lower-priced securities to their clients. These institutional investors and brokerage firms may hold the perception that lower-priced securities are less promising as investments or are less liquid in the event that an investor wishes to sell its shares. As a result, we believe that the possible increase in share price caused by the reverse stock split may encourage interest and trading in our Common Stock and thus possibly result in a broader market for the Common Stock than that which currently exists.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, the Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, the Board reserves the right not to effect the Reverse Stock Split if in the Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. For those stockholders who hold shares with a brokerage firm, the Company intends to round up fractional shares at the participant level. The Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Common Stock. Additionally, the Reverse Stock Split will have no effect on the number of shares of Common Stock that we are authorized to issue. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Our outstanding shares of Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, record holders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. For those stockholders who hold shares with a brokerage firm, the Company intends to round up fractional shares at the participant level. Cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

•        an individual citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares for a lesser number of shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Vote required

Approval of Proposal No. 2 requires the affirmative vote of the majority of the votes cast vote on this proposal. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal No. 2.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3

TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF WARRANTS, SHARES OF OUR COMMON STOCK UNDERLYING THE WARRANTS AND CERTAIN PROVISIONS OF THE WARRANTS, ISSUED IN CONNECTION WITH AN OFFERING AND SALE OF SECURITIES OF THE COMPANY THAT WAS CONSUMMATED ON DECEMBER 23, 2024

On December 23, 2024, the Company issued 3,076,006 Units, each Unit consisting of (i) one share of Common Stock; (ii) one Series A Warrant to purchase one share of Common Stock (the “Series A Warrant”); and (iii) one Series B Warrant to purchase one share of Common Stock (the “Series B Warrant” and collectively with the Series A Warrant, the “Warrants”). The Company also issued 9,346,354 Pre-Funded Units, each Pre-Funded Unit consisting of (i) one pre-funded warrant exercisable for one share of Common Stock (the “Pre-Funded Warrant”); (ii) one Series A Warrant; and (iii) one Series B Warrant. The terms of the Warrants require that the Company seek such approval as may be required by the rules and regulations of the Nasdaq Stock Market LLC (the “Warrant Stockholder Approval”). Accordingly, we are seeking stockholder approval of the following:

•        the issuance in accordance with Nasdaq Rule 5635(d), of 20% or more of our outstanding shares of Common Stock including the issuance of the Warrants and subject to the terms of the Warrants, any resulting issuance of the shares of Common Stock underlying the Warrants (the “Warrant Shares”) inclusive of the adjustment provisions of the Warrants;

•        to render inapplicable clause (i) of the definition of the Floor Price (as defined in the Warrants) in Section 1.10 of the Series A Warrants and 1.9 of the Series B Warrants, which would result in the lowering of the Floor Price from $0.805 to $0.322;

•        to give full effect to the adjustment in the exercise price and number of Warrant Shares following a Dilutive Issuance pursuant to Section 3.2 of the Series A Warrant;

•        to give full effect to the alternate cashless provision pursuant to Section 2.3 of the Series B Warrant;

•        to give full effect to the adjustment of the exercise price and number of shares of Common Stock underlying these Warrants pursuant to Section 3.3 of the Warrants;

•        to consent to any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a Share Combination Event pursuant to Section 3.9 of the Warrants.

•        to consent to the voluntary adjustment, from time to time, of the exercise price of any and all currently outstanding warrants pursuant to Section 3.10 of the Warrants

Background

On December 23, 2024, the Company consummated a public offering (the “Offering”) pursuant to which the Company issued 3,076,006 comprising of Units consisting of (i) one share of Common Stock; (ii) one Series A Warrant; and (iii) one Series B Warrant. The Company also issued 9,346,354 pre-funded units consisting of (i) one Pre-Funded Warrant; (ii) one Series A Warrant; and (iii) one Series B Warran at a price of$1.6099 per Pre-Funded Unit. The Pre-Funded Warrants included in the Pre-Funded Units are exercisable upon issuance until exercised in full at an exercise price of $0.0001.

The Offering was made pursuant to that certain Registration Statement on Form S-1 (File No. 333-283514), as amended, which was originally filed on November 27, 2024, and declared effective by the Securities and Exchange Commission on December 19, 2024.

The closing of the Offering occurred on December 23, 2024. The Company received net proceeds of approximately $18.2 million from the Offering, after deducting the estimated offering expenses payable by the Company, including placement agent fees. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes and to repay the principal amount of $4,375,000 in outstanding senior notes of the Company.

In connection with the Offering, the Company entered into a Placement Agent Agreement with Aegis Capital Corp. (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

The following summary of certain terms and provisions of the Warrants is not complete and is subject to and qualified in its entirety by the provisions of the forms of Warrant which were filed as exhibits to the Company’s Form 8-K filed with the SEC on December 23, 2024.

Exercisability.    The Series A Warrants will be exercisable commencing upon the date of receipt of the Warrant Stockholder Approval (the “Warrant Stockholder Approval Date”) until five years after the Warrant Stockholder Approval Date, and the Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval Date until two and one-half years after the Warrant Stockholder Approval Date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise and Alternative Cashless Exercise.    If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants, as applicable.

No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Under the “alternate cashless exercise” option pursuant to Section 2.3 of the Series B Warrant, the holder has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable if the Series B Warrant is exercised by means of a cash exercise and (y) 3.0.

Exercise Limitation.    A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price.    The Series A Warrants will be exercisable upon Warrant Stockholder Approval, have an initial exercise price of $2.0125 per share, subject to certain anti-dilution and share combination event protections, as further set forth below, and have a term of 5 years from the Warrant Stockholder Approval Date.

The Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval Date, will have an initial exercise price of $2.0125 per share, subject to certain anti-dilution and share combination event protections, as further set forth below, and will have a term of two and one-half years from the Warrant Stockholder Approval Date.

Pursuant to Section 3.3 of the Warrants, beginning on the 11th trading day after the Warrant Stockholder Approval Date (the “Reset Date”), the exercise price of the Warrants will reset to a price equal to the greater of (i) a floor price of $0.805(representing 50% of the Nasdaq Minimum Price on the date of the Offering, which floor price will adjust to $0.322 representing 20% of the Nasdaq Minimum Price on the date of the Offering following Warrant Stockholder Approval), and (ii) the lowest volume weighted average price (“VWAP”) during the period commencing on the first trading day immediately following the Warrant Stockholder Approval Date and ending on the close of trading on the 10th trading day thereafter, and the number of shares underlying the Warrants will be proportionally increased such that the aggregate price will remain unchanged. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted (subject to the floor price) to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split with a proportionate adjustment to the number of shares underlying the Warrants such that the aggregate price will remain unchanged.

Adjustment for Subsequent Issuances.    Subject to certain exceptions, if the Company sells any Common Stock (or securities convertible into or exercisable into Common Stock) at a price per share (or conversion or exercise price, as applicable) less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to such lower price (subject to a minimum exercise price of $0.805 prior to Warrant Stockholder Approval and a minimum exercise price of $0.322 after Warrant Stockholder Approval) and the number of shares underlying the Series A Warrants will be proportionally increased such that the aggregate price will remain unchanged.

Share Combination Event Adjustment.    Pursuant to Section 3.9 of the Warrants if at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing on the trading day immediately following the applicable date of share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $ prior to Warrant Stockholder Approval and a minimum exercise price of $ after the Warrant Stockholder Approval) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Other Adjustments.    The exercise price of the Series A and Series B Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions or other such event as further described in the Series A and Series B Warrants.

Voluntary Adjustment.    Subject to the rules and regulations of the Nasdaq Stock Market and the consent of the holder, the Company may at any time reduce the then current exercise price of the Warrants to any amount and for any period of time deemed appropriate by the Board of Directors.

Transferability.    Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Exchange Listing.    The Warrants are not listed or quoted on any stock exchange.

Rights as a Stockholder.    Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transaction.    In the event of a fundamental transaction, as described in the Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Purpose of the Warrant Stockholder Approval

Since the exercise price of the Series A Warrant is, and the exercise price of the Series B Warrant may be adjusted to a price that is less than 50% of the Nasdaq “Minimum Price,” the Offering may be categorized as a private placement instead of a public offering. As a result, since the total number of shares in the Offering, including the potential issuance of the Warrant Shares, is deemed a “20% Issuance,” the Company is required to obtain the approval of its stockholders in connection with the Offering in order to comply with Nasdaq Listing Rule 5635(d). “Minimum Price” means the lower of the closing price immediately preceding the signing of the purchase agreement for the Offering or the average closing price for the five trading days immediately preceding such date, plus the value of the Warrants issued in the Offering. A “20% Issuance” is a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) which, alone or together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d) and permit the holders to exercise the Warrants, the stockholders of the Company need to approve the issuance of the Warrants and the Warrant Shares issuable upon exercise of the Warrants together with the additional shares of our Common Stock that may become issuable upon adjustments provided for under the Warrants and the provisions of the Warrants indicated above. Until the Company obtains the Warrant Stockholder Approval in order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable.

Potential Adverse Effects of the Approval of the Warrant Stockholder Approval Provisions

Following approval by the stockholders of this proposal, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of Common Stock upon exercise of the Warrants. Assuming the full exercise of the Series A Warrants at a Floor Price of $0.322, and assuming the Series B Warrants are exercised on an alternative cashless exercise basis at the floor price of $0.322, we may issue an aggregate of up to approximately 193 million shares of Common Stock upon exercise of the Warrants, and the ownership interest of our existing stockholders would be correspondingly reduced.

The sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote required

Approval of Proposal No. 3 requires the affirmative vote of the majority of the votes cast on this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposal No. 3.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF WARRANTS, SHARES OF OUR COMMON STOCK UNDERLYING THE WARRANTS AND CERTAIN PROVISIONS OF THE WARRANTS, ISSUED IN CONNECTION WITH AN OFFERING AND SALE OF SECURITIES OF THE COMPANY THAT WAS CONSUMMATED ON DECEMBER 23, 2024

PROPOSAL 4

TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE AUTHORIZED SHARE INCREASE PROPOSAL, THE REVERSE STOCK SPLIT PROPOSAL OR THE ISSUANCE PROPOSAL IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE AUTHORIZED SHARE INCREASE PROPOSAL, THE REVERSE STOCK SPLIT PROPOSAL OR THE ISSUANCE PROPOSAL

General

In addition to the Authorized Share Increase Proposal, the Reverse Stock Split Proposal, and the Issuance Proposal, our stockholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal, and the Issuance Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt any or all of the Authorized Share Increase Proposal, the Reverse Stock Split Proposal, and the Issuance Proposal (the “Adjournment Proposal”). If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote Required

If a quorum is represented at the Special Meeting, this Proposal No. 4 will be approved if the number of votes cast “FOR” this proposal exceeds the number of votes cast “AGAINST” this proposal. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal No. 4. Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 4, we do not expect any broker non-votes to result for this Proposal No. 4.

If a quorum is not represented at the Special Meeting, this Proposal No. 4 will be approved if a majority of the voting power of our Common Stock represented or the person presiding at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 4.

OUR BOARD RECOMMENDS A VOTE “FOR” ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF the Authorized Share Increase Proposal, the Reverse Stock Split Proposal or the Issuance Proposal IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT the Authorized Share Increase Proposal, THE Reverse Stock Split Proposal or the Issuance Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 2, 2024 by: (i) each executive officer and director of the Company; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares of Common Stock outstanding on December 2, 2024, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock(1)
Directors and Officers:
Lior Tal(2)	80,078	3.2%
Donald Alvarez(3)	6,803	*
Ben Landen(4)	4,474	*
Karen Macleod(5)	1,433	*
Colleen Cunningham(6)	1,319	*
James McDonnell(7)	1,319	*
All Executive Officers and Directors as a Group (6 persons)	95,426	3.8%

____________

*         Less than 1%.

(1)      We have based our calculation of the percentage of beneficial ownership on 2,431,826 shares of Common Stock outstanding on December 2, 2024. We have deemed shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of December 2, 2024 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)      Includes 5,500 shares of Common Stock held directly and 74,578 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of December 2, 2024.

(3)      Represents shares of Common Stock underlying 6,803 options which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of December 2, 2024.

(4)      Includes 440 shares of Common Stock held directly and 4,034 options which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of December 2, 2024.

(5)      Includes 1,180 shares of Common Stock held directly, 27 restricted stock units that vest within 60 days of December 2, 2024, and 226 shares underlying options which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of December 2, 2024.

(6)      Includes 1,166 shares of Common Stock held directly, 27 restricted stock units that vest within 60 days of December 2, 2024, and 126 shares underlying options which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of December 2, 2024.

(7)      Includes 1,166 shares of Common Stock held directly, 27 restricted stock units that vest within 60 days of December 2, 2024, and 126 shares underlying options which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of December 2, 2024.

WHERE YOU CAN FIND MORE INFORMATION ABOUT CYNGN

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Conduct, as well as the Charters for our Audit, Compensation and Corporate Governance and Nominating Committees are available on our website and amendments to, or waivers of, the Code of Conduct will be disclosed on our website. The address of our website is https://www.cyngn.com/; however, the information found on our website is not part of this proxy statement.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “CYN.”

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State Street 30th Floor, New York, NY 10004.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Cyngn Inc.
1015 O’Brien Dr.
Menlo Park, CA 94025
Attn: Corporate Secretary
Tel: (650) 924-5905

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement relating to the 2025 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion, stockholder proposals must be submitted in writing to Cyngn Inc., 1015 O’Brien Dr., Menlo Park, California 94025, Attention: Corporate Secretary, before January 24, 2025, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement relating to the 2024 annual meeting. Any such proposal must meet the requirements of the Bylaws and all applicable laws and regulations.

Any stockholder who wishes to have a proposal considered at the 2025 annual meeting of stockholders, or to nominate a director for election at that meeting, but not submitted for inclusion in the proxy statement relating to that meeting, must give advance notice to us prior to the deadline for such meeting. In order for a proposal or nomination to be timely, it must be received by us no earlier than 120 days prior to the anniversary date of the 2024 annual meeting, or March 27, 2025, and no later than 90 days prior to the anniversary of the 2024 annual meeting, or April 26, 2025. In the event the 2025 annual meeting of stockholders is being held more than 30 days before or more than 70 days after the anniversary of the 2024 annual meeting. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the Company’s bylaws, as applicable.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Lior Tal
Chairman and Chief Executive Officer
January 6, 2025

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYNGN INC.,
a Delaware Corporation

Cyngn Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.

SECOND: That, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), the first paragraph of Article Fourth of the Fifth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 510,000,000 shares, consisting of (i) 400,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).”

THIRD: That the foregoing Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.

Executed on this [    ]th day of [    ], 2025.

By:
Lior Tal
Chief Executive Officer

Appendix A-1

APPENDIX B

CERTIFICATE OF AMENDMENT TO THE
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYNGN INC.,
a Delaware Corporation

Cyngn Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.

SECOND: That, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), the first paragraph of Article Fourth of the Fifth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [    ]10,000,000 shares, consisting of (i) [ ]00,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).”

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, each [    ] (__) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. Instead, holders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. For those stockholders who hold shares with a brokerage firm, the Company intends to round up fractional shares at the participant level. No cash will be paid in lieu of fractional shares.

THIRD: That the foregoing Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.

Executed on this [    ]th day of [        ], 2025.

By:
Lior Tal
Chief Executive Officer

Appendix B-1

2025 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY CYNGN INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on January 29, 2025. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. Please mark your votes like this x 1. Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized common stock from 200,000,000 to 400,000,000 shares FOR AGAINST ABSTAIN 2. Grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,”at a specific ratio within a range of onefor five (1-for-5) to a maximum of a one-forone hundred fifty (1-for-150) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders. FOR AGAINST ABSTAIN 3. To authorize, for purposes of complying with NASDAQ Listing Rule 5635(D), the issuance of the Warrants, shares of our common stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 23, 2024. FOR AGAINST ABSTAIN 4. Approval of, if necessary, the adjournment or postponement of the Special Meeting, to continue to solicit votes for Proposals 1, 2 and 3. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date , 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025 Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders at https://www.cstproxy.com/cyngn/sm2024 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS CYNGN INC. The undersigned appoints Lior Tal and Donald Alvarez, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cyngn Inc. held of record by the undersigned at the close of business on December 2, 2024 at the Special Meeting of Stockholders of Cyngn Inc. to be held on January 30, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)